UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2006

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

9725 Datapoint Drive
Suite 300B
San Antonio, TX 78229
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On February 14, 2006, Analytical Surveys, Inc. issued a press release disclosing first quarter fiscal 2006. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

On February 10, 2006, the Company completed the placement of a new Series A Convertible Preferred Stock with gross aggregate proceeds of approximately $760,000. This preferred stock bears interest at 7% annually and is convertible into 598,425 shares of common stock on or before February 10, 2008. The two-year Convertible Preferred may be converted into 598,425 shares of our common stock at a fixed conversion price of $1.27 on or before February 10, 2008, upon which date conversion will occur. The conversion price was determined by applying a 10% discount to the 5-day trailing average closing price of ASI common stock of $1.41 as of the Nasdaq Stock Market close on February 9, 2006. The holders of the Convertible Preferred Stock received Class A warrants that entitle them to purchase up to 299,213 shares of our common stock at $1.34, or 101% of the closing bid price on February 10, 2006, and an equivalent number of Class B warrants that carry an exercise price of $1.49, or 112% of the closing bid price on February 10, 2006. The Company also issued 98,425 Class A Warrants and 98,425 Class B Warrants to certain parties as a finder's fee. The warrants will be exercisable after six months from the date of closing until their expiration three years from the date of closing. The securities issued in this transaction have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. We plan to file a registration statement to register the resale of the shares sold in the offering and the underlying warrants. Proceeds will be used to fund the Company's expansion into the energy market, including the purchase of rights in oil and gas prospects.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company amended its Articles of Incorporation to (i) extinguish its Series A Preferred Stock of the Corporation designated on December 14, 2001 and (ii) to create a series of Preferred Stock, no par value per share, 1,500,000 shares designated which shall carry no voting rights, to accumulate dividends at the rate of 7% per annum, and to be convertible into the Company's common stock on or before February 10, 2008, at a conversion price equal to the lesser of (i) $1.2835 or (ii) 90% of the average of the closing bid prices of the Common Stock on NASDAQ for the five trading days immediately preceding the closing date. The Preferred Stock has other powers and preferences as indicated in the amendment.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: February 15, 2006	By:	/s/ Lori A. Jones
Lori A. Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 14, 2006
EX-3.(i).1	Amendment to Articles of Incorporation - February 2006
EX-10.2	Analytical Surveys, Inc., Form of Class A Warrant
EX-10.3	Analytical Surveys, Inc., Form of Class B Warrant
EX-10.1	Form of Subscription Agreement